CONSENT AGREEMENT AND AMENDMENT

THIS CONSENT AGREEMENT AND AMENDMENT dated as of October 7, 2016 (this “Agreement”) is entered into among Tech Data Corporation, a Florida corporation (the “Lessee”), SunTrust Bank, a Georgia banking corporation (the “Lessor”), the Lenders party hereto, the Alternative Lessees party hereto, the Guarantors party hereto and SunTrust Equity Funding, LLC, as agent (the “Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Participation Agreement (as defined below).

RECITALS

WHEREAS, the Lessee, the Lessor, the Lenders and the Agent entered into that certain Fourth Amended and Restated Participation Agreement, dated as of June 27, 2013 (as heretofore amended and as further amended or modified from time to time, the “Participation Agreement”), which has been acknowledged and agreed to by the Alternative Lessees;

WHEREAS, the Lessor and the Lessee entered into that certain Fourth Amended and Restated Lease Agreement, dated as of June 27, 2013 (as heretofore amended and as further amended or modified from time to time, the “Lease Agreement”), which has been acknowledged and agreed to by the Alternative Lessees;

WHEREAS, the Lessee, the Subsidiaries of the Lessee party thereto, the Agent and the Lessor entered into that certain Third Amended and Restated Guaranty Agreement (Lessee Obligations), dated as of June 27, 2013 (as heretofore amended and as further amended or modified from time to time, the “Guaranty Agreement”);

WHEREAS, the Lessor, the several lenders from time to time parties thereto and the Agent entered into that certain Fourth Amended and Restated Credit Agreement, dated as of June 27, 2013 (as heretofore amended and as further amended or modified from time to time, the “Lease Credit Agreement”);

WHEREAS, the Lessee has entered into that certain Interest Purchase Agreement (the “Kohler Acquisition Agreement”), dated as of September 19, 2016, with Avnet, Inc., which provides for the purchase of a line of business from Avnet, Inc. by the Lessee (the “Kohler Acquisition”);

WHEREAS, in connection with the Kohler Acquisition, the Lessee intends to (i) enter into certain amendments to and/or refinance the Tech Data Credit Agreement to provide for, among other things, an increase in the borrowing limits thereunder and changes to the financial covenants set forth therein and (ii) enter into additional financing facilities, including a new term loan credit facility, which amendment (or refinancing) and additional financing facilities have not yet been finalized;

WHEREAS, the Lessee has obtained bridge financing commitments in connection with respect to the Kohler Acquisition and in connection therewith, the Lessee has requested that the Agent, the Lessor and the Lenders consent to the changes to the Incorporated Covenants (as defined in the Participation Agreement) that the Lessee anticipates will be effected with the amendment to (or refinancing of) the Tech Data Credit Agreement, and the Agent, the Lessor and the Lenders are willing to consent to such changes to the Incorporated Covenants on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Participation Agreement.
2.    Consent to Changes to Incorporated Covenants. Effective as of the Consent Effective Date (as defined below), but subject to the terms of this Agreement, the Financing Parties that are signatories hereto hereby consent and agree, and the Agent hereby consents and agrees, that the changes to the Incorporated Covenants, and certain definitions used therein, that are set forth on Exhibit A hereto shall be deemed to modify the Incorporated Covenants applicable under the Participation Agreement and the other Operative Agreements, provided that, in the event that after the Consent Effective Date, the Lessee enters into any amendment or replacement to the Tech Data Credit Agreement or successor or replacement credit agreement (the “Kohler Amended Revolver”) and pursuant to the terms of the Kohler Amended Revolver, the terms of the Incorporated Covenants are different from those set forth on Exhibit A hereto or, with respect to those Incorporated Covenants that have not been modified by inclusion on Exhibit A hereto, are different from those set forth in the Tech Data Credit Agreement as in effect on the date of this Agreement (other than in each case, modifications to the section references), or if the financial covenants in the final agreement for any term loan entered into by the Lessee in connection with the Kohler Acquisition are different than those set forth on Exhibit A hereto, then the Lessee shall promptly notify the Agent thereof in writing and, if and to the extent requested by the Majority Financing Parties, such different Incorporated Covenants or financial covenants, as the case may be, shall become effective as the Incorporated Covenants for purposes of the Participation Agreement and the other Operative Agreements. In the event that a Kohler Amended Revolver does not become effective prior to the date that the Kohler Purchase Agreement is terminated or expires, then the changes to the Incorporated Covenants effected by this Agreement shall automatically, without any further action on the part of any party, become null and void.
3.    Applicable Margin. In the event that the “Applicable Rate” as defined in the Tech Data Credit Agreement is increased pursuant to the Kohler Amended Revolver, then the Lessee shall notify the Agent thereof on or before the effective date of the Kohler Amended Revolver and the parties to this Agreement shall enter into an amendment to the Participation Agreement providing for a commensurate increase in the Applicable Margin, which amendment shall be effective as of the date of the Kohler Amended Revolver Amendment (or, if earlier, the effective date of the increase in the “Applicable Rate” pursuant to the Kohler Amended Revolver).

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4.    Condition Precedent. This Agreement shall be effective upon (i) receipt by the Agent of (i) counterparts of this Agreement duly executed by the Lessee, the Alternative Lessees, the Guarantors, and the Majority Financing Parties and (ii) payment to the Agent, in immediately available funds, of a fee equal to 5 basis points (0.05%) of the aggregate Commitment of each Financing Party that executes this Agreement, which fee shall be distributed by the Agent to each such Financing Party within one Business Day of receipt (such effective date, the “Consent Effective Date”).
5.    Miscellaneous.
(a)    The Participation Agreement and the obligations of the Lessee thereunder and under the other Operative Agreements, as amended as expressly set forth in this Agreement, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
(b)    Each Alternative Lessee (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Operative Agreements to which it is a party and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Operative Agreements to which it is a party.
(c)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Operative Agreements to which it is a party and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Guaranty Agreement or the other Operative Agreements to which it is a party.
(d)    After giving effect to this Agreement, the Lessee represents and warrants to the Agent and the Financing Parties that no event has occurred and is continuing which constitutes a Default or an Event of Default.
(e)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or in a pdf format by email shall be effective as an original for all purposes.
(f)    The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.
(g)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

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(h)    The Lessee shall pay, or reimburse the Agent for, any and all out-of-pocket costs and expenses incurred by the Agent in connection with this Agreement, including, without limitation, reasonable and documented attorneys’ fees, within thirty (30) days of receipt by the Lessee of an invoice for any such costs and expenses.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

LESSEE & GUARANTOR:

TECH DATA CORPORATION,
a Florida corporation

By:    /s/ Scott W. Walker
Name:    Scott W. Walker
Title:    Treasurer

ALTERNATIVE LESSEE & GUARANTOR:

TECH DATA PRODUCT MANAGEMENT, INC.,
a Florida corporation

By:    /s/ Scott W. Walker
Name:    Scott W. Walker
Title:    Treasurer

ALTERNATIVE LESSEE:

TD FACILITIES, LTD.,
a Texas Partnership

By:    /s/ Scott W. Walker
Name:    Scott W. Walker
Title:    Treasurer

GUARANTOR:

TECH DATA FINANCE PARTNER, INC.,
a Florida corporation

By:    /s/ Scott W. Walker
Name:    Scott W. Walker
Title:    Treasurer

SUNTRUST BANK, as Lessor

By:     /s/ David A. Ernst
Name:    David A. Ernst
Title:    Vice President

SUNTRUST EQUITY FUNDING, LLC, as Agent

By:     /s/ Allison McLeod
Name: Allison McLeod
Title: Manager

THE BANK OF NOVA SCOTIA, as a Lender

By:     /s/ Winston Lua
Name:    Winston Lua
Title:    Director

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:     /s/ Richard J Ameny Jr.
Name:    Richard J Ameny Jr.
Title:     Vice President

MERCANTIL COMMERCEBANK, N.A., as a Lender

By:
Name:
Title:

BTMU CAPITAL LEASING & FINANCE, INC., as a Lender

By:     /s/ Gregory B. Register
Name:    Gregory B. Register
Title:    Managing Director

EXHIBIT A

Incorporated Covenants with Changes

Financial Definitions
"Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (c) the amount of depreciation and amortization expense for such period, (d) cash extraordinary or nonrecurring losses, expenses, fees and charges (including cash losses, expenses, fees and charges incurred in connection with any issuance of debt or equity, acquisitions, investments, restructuring activities, asset sales or divestitures permitted hereunder and any cash integration and restructuring costs in connection with the Kohler Acquisition) not to exceed $160 million in the aggregate for all periods, (e) non-cash stock based compensation expense, and (f) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item.
"Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Tech Data Credit Agreement) and all obligations evidenced by bonds, debentures (including all Convertible Debentures), notes, loan agreements or other similar instruments (which amount, for the avoidance of doubt, includes only the drawn portion of any line of credit or revolving credit facility), (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness in respect of capital leases, obligations under the Real Estate Financing Facilities and asset securitization transactions, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary. "Consolidated Funded Indebtedness" of a Person shall not include (x) any true sale by such Person of accounts receivable, as determined in accordance with GAAP, which sale is not, and is not made in connection with, an obligation under any Real Estate Financing Facility or an asset securitization transaction and (y) any obligation arising under a sale and lease back transaction that is an operating lease.
"Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
"Consolidated Interest Coverage Ratio" means, as of any date of determination, subject to Section 8.13(c) of the Tech Data Credit Agreement, the ratio of (a) Consolidated EBITDA for the period of the four prior

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fiscal quarters ending on such date to (b) Consolidated Interest Charges for such four fiscal quarter period; provided, notwithstanding anything to the contrary herein or in any other Loan Document (including Section 1.3(c) of the Tech Data Credit Agreement), for purposes of calculating the Consolidated Interest Coverage Ratio, Consolidated EBITDA will not be calculated on a Pro Forma Basis.
"Consolidated Net Income" means the consolidated net income of Borrower and its Subsidiaries, plus or minus minority interest of a Person, and excluding any other gain or loss or credit of an extraordinary nature, all as determined in accordance with GAAP.
“Consolidated Total Leverage Ratio” means, with respect to any Test Period, subject to Section 8.13(c) of the Tech Data Credit Agreement, the ratio of (a) Consolidated Funded Indebtedness as of the last date of the applicable Test Period to (b) Consolidated EBITDA for such Test Period.
“Kohler Acquisition” means the acquisition, under the terms of the Kohler Acquisition Agreement, of a line of business from Avnet, Inc.

“Kohler Acquisition Agreement” means that certain Interest Purchase Agreement, dated as of September 19, 2016 by and between Avnet, Inc. and the Borrower, as amended in accordance with the terms thereof and in effect from time to time, including all schedules and exhibits thereto.

“Kohler Acquisition Closing Date” means the date on which the Kohler Acquisition is consummated.
“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been or were required to have been delivered pursuant to Section 7.1(a) or (b) of the Tech Data Credit Agreement.
"Pro Forma Basis" means, for purposes of calculating Consolidated EBITDA (other than a calculation of Consolidated EBITDA for purposes of the Consolidated Interest Coverage Ratio), any Acquisition (including, for the avoidance of doubt, the Kohler Acquisition) with an aggregate purchase price of $100,000,000 or more shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrower was required to deliver financial statements pursuant to Section 7.1(a) or (b) of the Tech Data Credit Agreement. In connection with the foregoing, income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculation to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1 of the Tech Data Credit Agreement and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent.

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Financial Covenants
Section 8.13. Financial Covenants.
(a)     Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, to be greater than, (w) 4.00 to 1.00 for each fiscal quarter ending prior to the Kohler Acquisition Closing Date, (x) 4.75 to 1.00 starting with the first fiscal quarter ending after the Kohler Acquisition Closing Date and for the following two full fiscal quarters of the Borrower ending after the Kohler Acquisition Closing Date, (y) 4.25 to 1.00 for the third and fourth full fiscal quarters of the Borrower ending after the Kohler Acquisition Closing Date, or (z) 4.00 to 1.00 for the fifth full fiscal quarter of the Borrower ending after the Kohler Acquisition Closing Date and each subsequent fiscal quarter of the Borrower.
(b)     Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio, as of the last day of each fiscal quarter of the Borrower, to be less than 3.00 to 1.00.
(c)     Adjustment for Kohler Acquisition Indebtedness. Notwithstanding anything to the contrary set forth herein, until the earlier of (A) the Kohler Acquisition Closing Date and (B) the date on which the Kohler Acquisition Agreement terminates or expires, any Indebtedness incurred by the Borrower to finance the Kohler Acquisition (or any refinancing of any such Indebtedness) shall be disregarded for the purpose of determining compliance with Section 8.13 of the Tech Data Credit Agreement to the extent that, and so long as, the cash proceeds of such Indebtedness are either held in escrow on customary terms or are held by the Borrower as unrestricted cash or cash equivalents and, in either case, such Indebtedness is subject to a customary mandatory redemption feature if the Kohler Acquisition is not consummated by the date specified in the relevant definitive documentation.

Burdensome Agreements Covenant
Section 8.09. Burdensome Agreements. Enter into any material Contractual Obligation (other than the Tech Data Credit Agreement or any other Loan Document) that limits the ability of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor.

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